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                                                                      EXHIBIT 11

                          APPALACHIAN BANCSHARES, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month and six month period ended June 30, 1999 and 1998. Average shares outstanding have been retroactively adjusted on an equivalent share basis for the effects of the business combination and the stock dividends as discussed in the notes to financial statements.


                                                   Three Months Ended                   Six Months Ended
                                                        June 30                             June 30
                                             ----------------------------        ----------------------------
                                                1999              1998              1999              1998
                                             ----------        ----------        ----------        ----------
BASIC EARNINGS PER SHARE:
   Net Income                                $  230,180        $  293,108        $  504,217        $  531,615

   Earnings on common shares                    230,180           293,108           504,217           531,615
       Taxable securities

    Weighted average common shares            1,323,188         1,150,284         3,897,684          1,150284
     Outstanding - basic
    Basic earnings per common shares         $      .17        $      .25        $      .38        $      .46
                                             ----------        ----------        ----------        ----------
                                             ----------        ----------        ----------        ----------
DILUTED EARNINGS PER SHARE:
  Net Income                                 $  230,180        $  293,108        $  504,217        $  531,615

   Weighted average common shares             1,415,967         1,223,446         1,415,517         1,223,446
    outstanding - diluted
   Diluted earnings per common shares        $      .16        $      .24        $      .36        $      .43
                                             ----------        ----------        ----------        ----------
                                             ----------        ----------        ----------        ----------